Exhibit 15
Telvent acquires remaining 42% of Matchmind
Following 18 months of successful joint business strategy, Telvent accelerates purchase of minority interest, originally scheduled for 2011
Madrid, May 21, 2009 — Telvent (NASDAQ: TLVT), the IT company for a sustainable and secure world, announced today that it has reached an agreement to purchase the remaining 42% of Matchmind. Telvent originally acquired 58% of Matchmind in October 2007, and retained the right to purchase the remaining 42% between 2009 and 2011. With this new agreement, Telvent will complete the full integration two years ahead of schedule.
Matchmind is one of the leading companies specialized in systems integration, IT outsourcing, and consulting services in Spain, with a headcount of more than 1,500 professionals, and an average revenue growth rate of 18% in the last 3 years.
Since the purchase of the original 58% stake, Telvent and Matchmind have been integrating their consulting, outsourcing, and systems integration services businesses, meeting successfully all goals established for this phase. Telvent has now reached an agreement with the management shareholders of the remaining 42% to accelerate the exercise of the options provided for in the original agreement, thus completing the full integration of its operations, services and solutions, with the objective of continuing to create value for both companies’ customers.
Through the integration of 100% of Matchmind, Telvent will consolidate its leading position in the IT services industry, having more than 400 clients, over 1,800 professionals, eight software factories CMMI certified, and five neutral data centers.
Manuel Sanchez, Telvent’s Chairman and Chief Executive Officer, commented that, “Accelerating the acquisition of 100% of Matchmind is excellent news that confirms that we continue moving decisively forward in our strategy to build a business model comprising Systems, Services, and Information. Matchmind is an extraordinary growing company with outstanding professionals. Their full integration into Telvent will mainly benefit our customers.”
About Telvent
Telvent (NASDAQ: TLVT) is a global IT solutions and business information services provider that helps to improve efficiency, safety and security for the world’s leading companies. Telvent serves markets that are critical to the sustainability of our planet, including the energy, transportation, agricultural and environmental sectors. (www.telvent.com).

Investor Relations Contact
Barbara Zubiria
Tel. +34 902 335599
Email: ir@telvent.com
Lucia Domville
Tel. +1 646 284 9416
Email: lucia.domville@us.grayling.com
Communications Department Contact
Patricia Malo de Molina
Tel. +34 954 93 71 11
Email: comunicacion@telvent.com
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are proceeded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Telvent’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Telvent’s Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 18, 2009.
Telvent does not intend, and does not assume any obligation, to update or revise the forward-looking statements in this press release after the date it is issued. In light of the risks and uncertainties described above, and the potential for variation of actual results from the assumptions on which certain of such forward-looking statements are based, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this press release may not occur, and that actual results may vary materially from those described herein, including those described as anticipated, expected, targeted, projected or otherwise.